FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP TO PRESENT AT CONSUMER ANALYST GROUP EUROPE CONFERENCE

PLANO, Texas – March 9, 2011 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that Larry Young, DPS president and CEO, and Marty Ellen, chief financial officer, will present at the annual Consumer Analyst Group Europe (CAGE) conference at 10:00 a.m. EDT (9:00 a.m. CDT) on Wednesday, March 30.

Following the event, the accompanying slide presentation and transcript will be accessible through the DPS website at http://www.drpeppersnapple.com.

About Dr Pepper Snapple Group

Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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